Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As registered independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cambridge Heart, Inc. of our report dated March 30, 2007 relating to the financial statements of Cambridge Heart, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

June 19, 2007

Boston, Massachusetts